EXHIBIT 10.01

May 11, 2009

Regent Private Capital, LLC

5727 S. Lewis Street

Suite 210

Tulsa, OK 74105

Attn: Lawrence Field, Managing Partner

Re: Conversion of Outstanding Loans

Gentlemen:

This letter agreement (the “Agreement”) memorializes the verbal agreement between WellQuest Medical & Wellness Corporation, an Oklahoma corporation (the “Company”) and Regent Private Capital LLC, an Oklahoma limited liability company (“Regent”), relating to bridge financing that Regent has provided to the Company from time to time.

1.         Outstanding Debt. As of April 1, 2009, Regent has lent to the Company a total sum of $443,123.28 (the “Outstanding Debt”), which the Company and Regent agree was outstanding as of April 1, 2009. Regent hereby represents and warrants to the Company that no other outstanding amounts are owed by the Company to Regent as of April 1, 2009.

2.         Conversion of Debt to Convertible Debt. Regent hereby agrees to retire the Outstanding Debt in exchange for the issuance of a convertible debenture (the “Debenture”) in a principal face amount equal to the Outstanding Debt, in the form attached hereto as Exhibit A. The Debenture will be due and payable three years from the Effective Date (as hereinafter defined), and shall accrue interest at the rate of 10% per annum. The Debenture will be convertible into shares of common stock (the :”Common Stock”) of the Company at a conversion price of $0.08888 per share, subject to change as per the terms of the Debenture.

3.         Issuance of Common Stock. As consideration for the conversion of the Outstanding Debt into the Debenture, the Company shall issue Regent 1,250,000 shares of Common Stock upon execution of this Agreement.

4.         Effective Date. The effective date of this Agreement shall be April 1, 2009 (the “Effective Date”).

5.         Jurisdiction/Governing Law. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Oklahoma over any dispute arising out of or relating to this Agreement or the Debenture and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

6.         Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to the Company or Regent at the address shown below, or by facsimile to the facsimile number shown below or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 6. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

(a)	Regent:

Regent Private Capital LLC

5727 S. Lewis Street, Suite 210

Tulsa, Oklahoma 74105

Attention:	Lawrence Field, Managing Director
Telephone:	(918) 392-3200
Facsimile:	(918) 392-2861

(b)	Company:

WellQuest Medical & Wellness Corporation

3400 SE Macy Road, #18

Bentonville, Arkansas 72712

Attn: Steve Swift, President

Phone: (479) 845-0880

Facsimile: (479) 845-0887

7.         Severability. If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

8.         Amendment. This Agreement may not be amended or modified except in a writing executed by the Company and a duly authorized officer of Regent.

9.         Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Company and Regent; provided, that Company may not assign or transfer any of its rights under this Agreement without the prior written consent of Regent, and any prohibited assignment shall be void. Regent shall have the right to assign all or any of its rights and obligations under this Agreement and any related document or agreement, to one or more other Persons, and the Company agrees to execute all agreements, instruments and documents reasonably requested by Regent in connection with each such assignment and participation.

10.       Counterparts. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement constitutes the entire agreement with respect to the foregoing matters and cannot be modified orally.

[signature page follows]

If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

WELLQUEST MEDICAL & WELLNESS
CORPORATION

By: /s/ STEVE SWIFT
Steve Swift
President

AGREED AND ACCEPTED

This 11th day of May, 2009

REGENT PRIVATE CAPITAL, LLC

By: /s/ LAWRENCE FIELD

Lawrence Field
Managing Partner

EXHIBIT A

Form of Debenture